Exhibit 99.1

ClearSign Technologies Corporation Regains Compliance with Nasdaq’s Minimum Bid Price Requirement

TULSA, Oklahoma, December 9, 2024 -- ClearSign Technologies Corporation (Nasdaq: CLIR) (“ClearSign” or the “Company”), an emerging leader in industrial combustion and sensing technologies that support decarbonization, improve operational and energy efficiency, enable the use of hydrogen as a fuel and enhance safety while dramatically reducing emissions, announces that it has received a notice from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) on December 6, 2024, informing ClearSign that it has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) for continued listing on Nasdaq.

ClearSign was previously notified on May 2, 2024, that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by Nasdaq’s Listing Rules. In order to regain compliance with the rule, ClearSign was required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive business days. This requirement was met on December 5, 2024, the tenth consecutive business day that the closing bid price of ClearSign’s common stock was above $1.00. Consequently, ClearSign is now in compliance with Nasdaq’s minimum bid price requirement and its common stock will continue to be listed on Nasdaq.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of decarbonization and improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety, the use of hydrogen as a fuel and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to: the Company’s ability to maintain compliance with Nasdaq’s Listing Rules; the performance of the Company’s burners, including related fuel and electricity savings and its ability to lower NOx emissions; the Company’s ability to successfully deliver, install, and meet the performance obligations of the Company’s products, including process burners, boiler burners and flare products, in the markets the Company operate and sell its products in; the Company’s ability to successfully fabricate and ship its boiler burner products timely; the Company’s ability to further expand into other geographic markets; the Company’s ability to further expand the sale of ultra-low NOx process and boiler burners; the Company’s ability to successfully perform engineering orders and performance optimization processes included therein; general business and economic conditions; the performance of management and the Company’s employees; the Company’s ability to obtain financing, when needed; the Company’s ability to compete with competitors; whether the Company’s technology will be accepted and adopted and other factors identified in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in the Company’s periodic and current reports available for review at www.sec.gov. Furthermore, the Company operates in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and, except as may be required by law, undertakes no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com